Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), is made as of March 18, 2016, by and between SEARCHLIGHT MINERALS CORP., a Nevada corporation (the “Company”), and the investors listed on Schedule I hereto (each, an “Investor” and together the “Investors”).

RECITALS:

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Investors wish to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 42,857,143 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $0.035 per Share, for an aggregate consideration of One Million Five Hundred Thousand U.S. Dollars ($1,500,000.00).

C. The Company intends to use the proceeds from the sale of the Shares to the Investors for working capital purposes.

NOW, THEREFORE, the Company and the Investors hereby agree as follows:

SECTION 1

Purchase, Sale and Issuance of Shares

1.1 Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, Shares set forth opposite the Investor’s name on Schedule I hereto.

1.2 Purchase Price. The purchase price for the Shares to be purchased by each Investor shall be the amount set forth opposite such Investor’s name on Schedule I hereto (collectively, the “Purchase Price”).

SECTION 2

Closing Date and Delivery

2.1 Closing. The purchase, sale and issuance of the Shares shall take place at a closing (the “Closing”) at the offices of Baker & Hostetler LLP, 11601 Wilshire Blvd., Suite 1400, Los Angeles, California 90025, on March 22, 2016, or at such other location or time or on such other date as the parties may agree. The date on which the Closing will occur is referred to herein as the “Closing Date.”

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2.2 Closing Deliveries.  At the Closing, (i) the Investor shall pay the Company the Purchase Price by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, (ii) the Company shall deliver to each Investor one or more stock certificates evidencing the Shares duly executed on behalf of the Company and registered in the name of such Investor and (iii) the Company and each Investor shall execute and deliver the Registration Rights Agreement, the form of which is attached hereto as Exhibit A (the “Registration Rights Agreement”).

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investors that, except as disclosed in the Annual Report on Form 10-K of Company for the year ended December 31, 2014 (the “Company Form 10-K”) and the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of the Company (the “Company SEC Filings”), in each case, filed from the date of the filing of the Company Form 10-K to the date of this Agreement, which Company SEC Filings shall be deemed a part hereof and shall qualify any representation or otherwise made herein, the following representations and warranties are true and complete as of the date of this Agreement and shall be true and complete as of the Closing Date.

3.1 Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement. For the purposes of this Agreement, “Subsidiary” shall mean, with respect to any Person, each corporation or other entity of which (a) such Person or any other Subsidiary of such Person is a general partner or a manager or (b) at least 50% of the securities or other ownership interests having by their terms ordinary voting power to elect at least 50% of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

3.2 Authority. The execution, delivery and performance by the Company of this Agreement and all such other documents required by the terms of this Agreement to be executed by the Company (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

3.3 Enforceability. Each Transaction Document has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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3.4 Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s or the Company’s Subsidiaries, as applicable, Articles of Incorporation, Certificate of Formation, Bylaws or other organizational or governance documents, as the case may be (“Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company or any of its Subsidiaries is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of their Subsidiaries, their respective businesses or operations, or any of their respective assets or properties. For the purposes of this Agreement, “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

3.5 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries at law or in equity in any court or before any other governmental authority that seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of this Agreement or the transactions contemplated thereby.

3.6 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “SEC Documents”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to it, and, as of their filing dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

3.7 Issuance of Shares. The Shares to be issued under this Agreement have been or will be (prior to issuance to the Investor hereunder) duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. Furthermore, the Company shall have duly authorized by all necessary corporate action, the Investor to purchase the Shares without being deemed to be an “Acquiring Person” under that certain Rights Agreement dated August 24, 2009, by and among the Company and Empire Stock Transfer Inc., a Nevada corporation, as Rights Agent.

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3.8 General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

SECTION 4

Representations and Warranties of the Investors

Each Investor hereby represents and warrants to the Company that the following representations and warranties are true and complete as of the date of this Agreement and shall be true and complete as of the Closing Date:

4.1 Authority and Binding Obligation. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by the Investor of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Investor and (ii) have been duly authorized by all necessary corporate or similar actions on the part of the Investor. Each Transaction Document has been, or will be, duly executed and delivered by the Investor and constitutes, or will constitute, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.2 No Public Sale or Distribution. The Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and the Investor is acquiring the Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and the Investor does not have a present arrangement to effect any distribution of the Shares to or through any person or entity.

4.3 Securities Law Compliance. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. At the time the Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

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4.4 Access to Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

4.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.6 Transfer or Resale. The Investor understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) the Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) the Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (collectively, “Rule 144”); and (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

4.7 Legends. The Investor understands that the certificates or other instruments representing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

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4.8 Broker-Dealer Status. The Investor is a not a registered broker-dealer or an affiliate of any registered broker-dealer, and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

4.9 Residence. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

SECTION 5

Certain Agreements

5.1 SEC Filings. Following the Closing, each of the Company and the Investors agree to file within the time periods specified by the Exchange Act and the rules promulgated thereunder, all forms, schedules, statements and other documents required to be filed by such party by the Exchange Act and the rules promulgated thereunder in connection with the sale of the Shares. The Company may request the Investors to furnish the Company with such information with respect to the Investors as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC, and the Investor agrees to furnish the Company with such information.

5.2 Optional Investments.

(a) The Company hereby grants an option (the “Option”) to each Investor to purchase an additional amount of shares of Common Stock, at a purchase price of $0.035 per share (the “Option Purchase Price”), after any holder of the Company’s Secured Convertible Promissory Notes that were issued pursuant to that certain Secured Convertible Note Purchase Agreement, dated as of September 13, 2013 (each, a “Convertible Note” and collectively, the “Convertible Notes”), elects to convert the outstanding principal amount and accrued and unpaid interest owing under such holder’s Convertible Note. The maximum number of shares of Common Stock that the Investors may collectively purchase following any conversion of a Convertible Note shall be the number of shares of Common Stock issued to the holder of such Convertible Note pursuant to such conversion. The Company shall promptly notify the Investors any time a holder of a Convertible Note notifies the Company that it is electing to convert its Convertible Note, and each Investor may exercise the Option with respect to the conversion of such Convertible Note by written notice (the “Exercise Notice”) to the Company within five (5) Business Days after the Investors receive the Company’s notice of a conversion. The Exercise Notice shall specify the number of shares of Common Stock to be purchased by each Investor. The closing of any purchase of shares of Common Stock after the Investors exercise the Option shall be held at a place and time mutually agreed upon by the parties. At any such closing, (ii) the Company shall deliver to the Investors exercising the Option one or more stock certificates evidencing the number of shares set forth in the Exercise Notice(s), duly executed on behalf of the Company and registered in the name of each Investor exercising the Option, with the legend set forth in Section 4.7 hereof, and (ii) the Investors exercising the Option shall pay the Company the Option Purchase Price for such shares of Common Stock by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

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(b) All shares of Common Stock issued following the exercise of the Option (i) shall have been duly authorized by all necessary corporate action and (ii) when paid for and issued in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable. In addition, the shares issued pursuant to the Option shall be “Registrable Securities” for the purposes of the Registration Rights Agreement. Notwithstanding anything in this Section 5.2 to the contrary, (i) the Option shall expire and be of no further force and effect at such time that an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock becomes effective, (ii) none of the Investors may exercise the Option if, as a result thereof, a “Change of Control” (as such term is defined in the Convertible Notes) shall occur or (iii) the Company shall not issue any shares of Common Stock as to which an Investor exercised its Option if such shares would exceed the available amount of authorized shares of the Common Stock.

5.3 Indemnification of Investors. Subject to the provisions of this Section 5.3, the Company shall indemnify and hold each Investor and its directors, officers, managers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor in any capacity or its affiliates, by any stockholder of the Company who is not an affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).

SECTION 6

Conditions to the Investors’ Obligation to Close

Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

6.1 Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

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6.2 Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or before the Closing.

6.3 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares.

6.4 No Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

6.5 Transaction Documents. The Company shall have duly executed and delivered each of the Transaction Documents to the Investor.

SECTION 7

Conditions to Company’s Obligation to Close

The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

7.1 Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Investors in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

7.2 Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or before the Closing.

7.3 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares.

7.4 No Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7.5 Transaction Documents. The Investors shall have duly executed and delivered this Agreement and the Registration Rights Agreement to the Company.

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7.6 Purchase Price. The Investors shall have delivered the Purchase Price to the Company.

SECTION 8

Termination

8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated, (i) by the mutual consent of the Company and the Investors, (ii) by the Company if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date; or (iii) by the Investors if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of an Investor to comply with its obligations under this Agreement) and the Investors have not waived such condition on or before the Closing Date.

8.2 Effect of Termination. If this Agreement is terminated as provided in Section 8.1 hereof, this Agreement shall become void and of no further force and effect, except with respect to Sections 9.1, 9.3 and 9.8 hereof. Nothing in this Section 8.2 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement or to impair the rights of the Company and the Investors to compel specific performance by the other party of its obligations under this Agreement.

SECTION 9

Miscellaneous

9.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement.

9.2 Finder’s Fees and Commissions. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.3 Public Announcements. Neither the Company nor the Investors shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, without the written consent of the other party hereto; provided, however, that the Company shall not be required to obtain such consent if: (i) required by applicable laws, rules or regulations, or (ii) a governmental entity specifically requests disclosure. In any instance where consent is not required as set forth in this Section 9.3, the Company shall provide the Investors with prior notice of such disclosure permitted under this Section.

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9.4 Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investors.

9.5 Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party to this Agreement upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.6 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

9.7 Governing Law; Jurisdiction. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be brought against it in the state and federal courts sitting in the City of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court.

9.8 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

9.9 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party without the prior written consent of the non-assigning party. Any attempt by either party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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9.10 No Third Party Beneficiaries. Except as provided in Section 5.3, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision be enforced by, any other Person.

9.11 Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

9.12 Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Searchlight Minerals Corp.
2360 West Horizon Ridge Parkway, #100 B Henderson, Nevada 89052
Telephone: (702) 939-5247
Fax: (702) 451-4939
Attn: Jordan Estra

With copies to:	Baker & Hostetler LLP
11601 Wilshire Blvd., Suite 1400
Los Angeles, CA 90025
Telephone: (310) 820-8800
Fax: (310) 820-8859
Attn: Jeffrey P. Berg

If to an Investor:	c/o Luxor Capital Group, LP
1114 Avenue of the Americas, 29th Floor
New York, NY 10036
Telephone: (212) 763-8000
Fax: (212) 763-8001
Attn: Norris Nissim

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

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9.13 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

9.14 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

9.15 Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

9.16 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, however, that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

9.17 Construction. The following rules shall be applied by the parties and all other Persons (including any court or arbitrator) in the determination, evaluation, interpretation and enforcement of the provisions of this Agreement, unless another provision of the Agreement expressly applies another rule: (i) as used herein, (a) “or” means “and/or” and (b) “including” or “include” means “including without limitation”; (ii) the plural includes the singular; (iii) the masculine gender includes the feminine and neuter and vice versa; (iv) references to a law include any rule or regulation issued under the law, any amendment to a law, rule or regulation, any successor law, rule or regulation and all applicable judicial interpretations of any such law, rule or regulation; and (v) the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date first written above.

COMPANY:

SEARCHLIGHT MINERALS CORP.,
a Nevada corporation

By:	/s/ Carl Ager
Carl Ager
Vice President

[Investor Signature Pages Follow]

SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date first written above.

INVESTORS:

LUXOR CAPITAL PARTNERS, LP,
a Delaware limited partnership

By:	/s/ Norris Nissim
Norris Nissim
General Counsel
Luxor Capital Group, LP
Investment Manager

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP,
a Cayman Islands exempted limited partnership

By:	/s/ Norris Nissim
Norris Nissim
General Counsel
Luxor Capital Group, LP
Investment Manager

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE I

SCHEDULE OF INVESTORS

Name	Number of Shares	Purchase Price
Luxor Capital Partners, LP	11,144,914	$390,072
Luxor Capital Partners Offshore Master Fund, LP	31,712,229	$1,109,928

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT